Exhibit 99.1

The Neiman Marcus Group Reports Record Second Quarter Earnings

    DALLAS--(BUSINESS WIRE)--March 2, 2005--The Neiman Marcus Group, Inc. (NYSE:NMG.A)(NYSE:NMG.B) today reported financial results for the second quarter of fiscal year 2005.
    For the 13 weeks ended January 29, 2005, the Company reported total revenues of $1.13 billion compared to $1.05 billion in the prior year. Net earnings were $71 million, or $1.43 per diluted share in the second quarter of fiscal year 2005 compared to $59 million, or $1.21 per diluted share, in the second quarter of fiscal year 2004. Excluding a $7.5 million, or $0.15 per diluted share, impact of favorable settlements associated with previous state tax filings, adjusted earnings per diluted share were $1.06 in the second quarter of fiscal year 2004. On an adjusted basis, earnings improved 37 percent from the second quarter of fiscal year 2004 to the second quarter of fiscal year 2005. See the attached "Reconciliation of GAAP Net Earnings to Non-GAAP Adjusted Earnings" for the reconciliation of adjusted earnings and the Company's statements regarding the use of this non-GAAP financial measure.
    For the 26 weeks ended January 29, 2005, total revenues increased to $2.04 billion compared to $1.87 billion in the prior year. Net earnings were $135 million, or $2.73 per diluted share, for the 26 weeks ended January 29, 2005 compared to $115 million, or $2.37 per diluted share, for the 26 weeks ended January 31, 2004. Excluding the loss on disposition of Chef's Catalog recorded in the first quarter of fiscal year 2005 and the $7.5 million, or $0.15 per diluted share, tax impact in the second quarter of fiscal year 2004 described above, adjusted earnings were $144 million, or $2.92 per diluted share, for the 26 weeks ended January 29, 2005, compared to $108 million or $2.22 per diluted share, for the 26 weeks ended January 31, 2004, which represents a 33 percent improvement.
    "Our second quarter financial results confirm our strong position in the luxury market. This quarter represents our sixth consecutive quarter of double digit comparable store sales increases," said Burton
M. Tansky, President and Chief Executive Officer. "The key to our successful second quarter included our continued focus on full price selling and inventory management which led to high sales productivity and improved gross margins."
    Mr. Tansky further added, "We believe these results further demonstrate our ability to deliver strong value to our shareholders. And, although we have achieved numerous records to date, we believe there are additional opportunities for continued sales and profit growth."

    Business Segments

    Second quarter revenues for the Specialty Retail Stores segment, which consists of Neiman Marcus Stores and Bergdorf Goodman, were $912 million, compared to $832 million in the previous year. Comparable revenues for the Specialty Retail Stores segment increased 9.6 percent for the second quarter of fiscal year 2005. Revenues for the second quarter of fiscal year 2005 compared to the second quarter of fiscal year 2004 increased 9.0 percent and 14.5 percent at Neiman Marcus Stores and Bergdorf Goodman, respectively. Comparable revenues for Neiman Marcus Stores increased 9.0 percent for the second quarter of fiscal year 2005. Second quarter fiscal year 2005 operating earnings for the Specialty Retail Stores segment were $99 million compared to $73 million in the second quarter of fiscal year 2004.
    Neiman Marcus Direct, the Company's direct marketing operation, reported second quarter fiscal year 2005 revenues of $188 million compared to $191 million in the previous year. Excluding Chef's Catalog, revenues for the second quarter of fiscal year 2004 were $162 million. On a comparable basis, excluding Chef's Catalog, revenues increased 15.8 percent for the second quarter of fiscal year 2005. Operating earnings for Neiman Marcus Direct increased to $28 million in the second quarter of fiscal year 2005 from $25 million a year ago.
    The Company's Other segment includes the operations of the Kate Spade and Laura Mercier brands and corporate expenses.

    Lease Accounting

    The Company periodically receives allowances from developers related to the construction of new stores. The Company has historically recorded these allowances as a reduction of its capital expenditures and, as a result, the carrying values of its fixed assets. Like other retailers, the Company has reviewed its accounting for leases and after consultation with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the Company has changed the classification of these developer funds from a reduction of fixed assets to a deferred real estate credit on the balance sheet. The deferred real estate credit will be amortized over the lease term which is consistent with the amortization period for the constructed assets. As a result of the change in classification, property and equipment and long-term liabilities have been increased by $69 million at January 29, 2005 and $73 million at January 31, 2004.

    Other Items

    The Company sold its Chef's Catalog direct marketing business in November 2004. Comparable revenues have been adjusted to exclude the sales of Chef's Catalog prior to its disposition.
    A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus Group website at www.neimanmarcusgroup.com on Wednesday, March 2, 2004 beginning at 4:00 p.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group website at www.neimanmarcusgroup.com.

    From time to time, the Company may make statements (including statements contained in this release) that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.
    The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.
    These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.


                     THE NEIMAN MARCUS GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)



(in thousands)                                 January 29, January 31,
                                                  2005        2004
                                               ----------- -----------
ASSETS
----------------------------------------------
Current assets:
   Cash and cash equivalents                     $377,857    $251,658
   Undivided interests in NMG Credit Card
    Master Trust                                       --     164,652
   Accounts receivable                            659,015     321,005
   Merchandise inventories                        726,169     658,177
   Other current assets                            79,679      75,985
                                               ----------- -----------
      Total current assets                      1,842,720   1,471,477
                                               ----------- -----------

Property and equipment, net                       793,146     746,816
Other assets                                      119,327     112,380
                                               ----------- -----------
Total assets                                   $2,755,193  $2,330,673
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------------
Current liabilities:
   Notes payable and current maturities of
    long-term    liabilities                       $2,200        $845
   Accounts payable                               241,946     227,121
   Accrued liabilities                            327,435     304,103
   Current portion of borrowings under Credit
    Card
     Facility                                     225,000          --
                                               ----------- -----------
                                                  796,581     532,069
                                               ----------- -----------

Long-term liabilities:
   Notes and debentures                           249,768     249,745
   Borrowings under Credit Card Facility               --     111,326
   Other long-term liabilities                    187,569     163,561
                                               ----------- -----------
      Total long-term liabilities                 437,337     524,632
                                               ----------- -----------

Minority interest                                  11,664      10,729

Total shareholders' equity                      1,509,611   1,263,243
                                               ----------- -----------
Total liabilities and shareholders' equity     $2,755,193  $2,330,673
                                               =========== ===========



                     THE NEIMAN MARCUS GROUP, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                              (UNAUDITED)

                        Thirteen Weeks Ended   Twenty-Six Weeks Ended
                       ----------------------- -----------------------
(in thousands, except  January 29, January 31, January 29, January 31,
 per share data)          2005        2004         2005        2004
                       ----------- ----------- ----------- -----------

Revenues               $1,129,225  $1,048,367  $2,037,161  $1,867,136
Cost of goods sold
 including buying and
 occupancy costs          761,989     718,986   1,316,699   1,229,336
Selling, general and
 administrative
 expenses                 247,576     239,380     475,539     450,511
Loss on disposition of
 Chef's Catalog                --          --      15,348          --
                       ----------- ----------- ----------- -----------

Operating earnings        119,660      90,001     229,575     187,289

Interest expense, net       3,978       3,764       8,015       7,225
                       ----------- ----------- ----------- -----------

Earnings before income
 taxes and minority
 interest                 115,682      86,237     221,560     180,064
Income taxes               44,326      26,132      85,301      62,724
                       ----------- ----------- ----------- -----------

Earnings before
 minority interest         71,356      60,105     136,259     117,340
Minority interest in
 net earnings of
 subsidiaries                (769)       (934)     (1,556)     (1,944)
                       ----------- ----------- ----------- -----------

Net earnings              $70,587     $59,171    $134,703    $115,396
                       =========== =========== =========== ===========

Weighted average
 number of common and
 common equivalent
 shares outstanding:
    Basic                  48,309      47,954      48,268      47,789
                       =========== =========== =========== ===========
    Diluted                49,454      48,897      49,293      48,647
                       =========== =========== =========== ===========

Earnings per share:
    Basic                   $1.46       $1.23       $2.79       $2.41
                       ----------- ----------- ----------- -----------
    Diluted                 $1.43       $1.21       $2.73       $2.37
                       =========== =========== =========== ===========



                     THE NEIMAN MARCUS GROUP, INC.
                         OTHER OPERATING DATA
                              (UNAUDITED)

SEGMENTS:                                 Thirteen       Twenty-Six
                                         Weeks Ended     Weeks Ended
                                       --------------- ---------------
(in millions)                          January January January January
                                         29,     31,     29,     31,
                                         2005    2004   2005     2004
                                       ------- ------- ------- -------
REVENUES:
Specialty Retail Stores                  $912    $832  $1,649  $1,496
Direct Marketing                          188     191     328     320
Other (1)                                  29      25      60      51
                                       ------- ------- ------- -------
Total                                  $1,129  $1,048  $2,037  $1,867
                                       ======= ======= ======= =======

OPERATING EARNINGS: (LOSSES)
Specialty Retail Stores                   $99     $73    $219    $164
Direct Marketing                           28      25      39      35
Other (1)                                  (7)     (8)    (13)    (12)
Loss on disposition of Chef's Catalog      --      --     (15)     --
                                       ------- ------- ------- -------
Total                                    $120     $90    $230    $187
                                       ======= ======= ======= =======

OTHER DATA:                               Thirteen       Twenty-Six
                                         Weeks Ended     Weeks Ended
                                       --------------- ---------------
(in millions)                          January January January January
                                         29,     31,     29,     31,
                                         2005    2004   2005    2004
                                       ------- ------- ------- -------
Capital Expenditures                      $46     $31     $81     $53
Depreciation                               28      27      51      48


(1) Other includes the results of operations of Kate Spade LLC, Gurwitch Products, LLC and corporate expenses.


                     THE NEIMAN MARCUS GROUP, INC.
   RECONCILIATION OF GAAP NET EARNINGS TO NON-GAAP ADJUSTED EARNINGS
                              (UNAUDITED)

                                  Thirteen Weeks    Twenty-Six Weeks
                                       Ended              Ended
                                 ----------------- -------------------
(in thousands, except per share  January  January  January   January
 data)                              29,      31,      29,       31,
                                   2005     2004     2005      2004
                                 -------- -------- --------- ---------

Net earnings (GAAP)              $70,587  $59,171  $134,703  $115,396
   Loss on disposition of Chef's
    Catalog, net of taxes             --       --     9,288        --
   Effect of favorable tax
    settlements                       --   (7,500)       --    (7,500)
                                 -------- -------- --------- ---------
Adjusted earnings (Non-GAAP)     $70,587  $51,671  $143,991  $107,896
                                 ======== ======== ========= =========

Diluted earnings per share
 (GAAP)                            $1.43    $1.21     $2.73     $2.37
   Loss on disposition of Chef's
    Catalog, net of taxes             --       --      0.19        --
   Effect of favorable tax
    settlements                       --    (0.15)       --     (0.15)
                                 -------- -------- --------- ---------
Adjusted earnings per share
 (Non-GAAP)                        $1.43    $1.06     $2.92     $2.22
                                 ======== ======== ========= =========


    The Neiman Marcus Group, Inc. believes reporting adjusted earnings is a more accurate representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. The Neiman Marcus Group, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles.

    CONTACT: The Neiman Marcus Group, Inc., Dallas
             James E. Skinner, 214-743-7625
             or
             Stacie Shirley, 214-757-2967